UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Boston Life Sciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOSTON LIFE SCIENCES, INC.

20 Newbury Street, 5th Floor

Boston, Massachusetts 02116

(617) 425-0200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 30, 2004

To all Holders of Shares of Common Stock and Series E Cumulative Convertible Preferred Stock:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of BOSTON LIFE SCIENCES, INC. (the “Company”) will be held at Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts 02110 on July 30, 2004 at 10:00 a.m. for the following purposes:

1. To consider and act upon a proposal to elect five (5) directors for a term ending at the next annual meeting and until each such director’s successor is duly elected and qualified.

2. To approve an amendment (the “Certificate Amendment”) to increase to 80,000,000 the number of shares of common stock authorized for issuance under the Company’s Amended and Restated Certificate of Incorporation, an increase of 20,000,000 shares.

3. To approve an amendment to the Company’s 1998 Omnibus Stock Option Plan to increase to 6,100,000 the number of shares issuable upon the exercise of options granted thereunder, an increase of 2,000,000 shares.

Shareholders of record at the close of business on June 14, 2004 are entitled to notice of and to vote at the meeting. Directors will be elected by a plurality of the votes cast by holders of common stock and Series E Cumulative Convertible Preferred Stock (“Series E Stock”) voting together as one class. The affirmative vote of a majority of the outstanding shares of common stock and Series E Stock voting together as one class is required to approve Proposal 2. The affirmative vote of holders of a majority of the shares of common stock and Series E Stock voting together as one class present in person or by proxy at the meeting and entitled to vote is required to approve Proposal 3.

The Board of Directors recommends that you vote for the election of nominees for director and in favor of Proposals 2 and 3.

Your vote is important. Please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. You may also complete your proxy by telephone by calling the toll free number listed on your Voter Instruction Form or via the Internet at www.proxyvote.com.

By Order of the Board of Directors,

Joseph P. Hernon

Secretary

June 29, 2004

Boston, Massachusetts

BOSTON LIFE SCIENCES, INC.

20 Newbury Street, 5th Floor

Boston, Massachusetts 02116

Telephone: (617) 425-0200

Facsimile: (617) 425-0996

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Boston Life Sciences, Inc. (the “Company”) of proxies to be voted at its Annual Meeting of Stockholders and at any adjournments thereof (the “Meeting”), which is scheduled to be held on July 30, 2004, at 10:00 a.m. at Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts 02110, for the purposes set forth in the accompanying notice of the Meeting. It is expected that this proxy statement, the foregoing notice and the enclosed proxy card are first being mailed to stockholders entitled to vote on or about June 29, 2004. A complete list of stockholders entitled to vote at the Meeting will be open to the examination of any stockholder for any purpose germane to the Meeting, during ordinary business hours, at least ten days prior to the Meeting at the principal executive offices of the Company listed above. Sending a signed proxy, or completing the proxy telephonically or via the Internet, will not affect a stockholder’s right to attend the Meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is exercised, delivering a duly executed proxy bearing a later date, or attending the Meeting and voting in person.

When your proxy card is returned properly signed, or you complete the proxy telephonically or via the Internet, the shares represented will be voted in accordance with your directions. The Board knows of no matters that are likely to be brought before the Meeting, other than the matters specifically referred to in the notice of the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment in such matters. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted “FOR” the five nominees of the Board in the election of directors and in favor of each proposal.

Our internet website is http://www.bostonlifesciences.com. We make available through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of the Company. The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telecopy by officers or other regular employees of the Company, without additional compensation. The Company is required to pay the reasonable expenses incurred by record holders of the Company’s common stock, $.01 par value per share (the “Common Stock”) who are brokers, dealers, banks or voting trustees, or other nominees, for mailing proxy material and annual stockholder reports to any beneficial owners of Common Stock they hold of record, upon request of such record holders.

VOTING SECURITIES

Holders of record of the Common Stock and the Series E Stock as of the close of business on June 14, 2004 (the “Record Date”), will be entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of the Record Date, there were 34,197,606 shares of Common Stock and 592.80 shares of Series E Stock outstanding. The holders of the Company’s Common Stock and Series E Stock may vote on matters presented to the Meeting. Each outstanding share of Common Stock entitles the holder to one vote. The Series E Stock generally votes together with the Common Stock as one class. Each holder of Series E Stock generally is entitled to the number of votes equal to the number of shares of Common Stock into which its shares of Series E Stock could be converted on the record date for the vote, assuming for such purpose a conversion price of $1.48 per share. As of the Record Date for the Meeting, each outstanding share of Series E Stock entitles the holder to 6,895 votes.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information, as of April 15, 2004, regarding the beneficial ownership of the Company’s Common Stock by:

•	each person or “group,” as that term is defined in Section 13(d)(3) of the Exchange Act, that beneficially owns more than 5% of the outstanding Common Stock or Series E Stock;

•	each of the Company’s directors;

•	each of the Company’s executive officers named in the Summary Compensation Table; and

•	all of the Company’s directors and executive officers as a group.

Unless otherwise indicated below, the address for each listed director and executive officer is c/o Boston Life Sciences, Inc., 20 Newbury Street, 5th Floor, Boston, MA 02116. Beneficial ownership shown is determined in accordance with the rules of the SEC and, as a result, includes voting and investment power with respect to shares. The information in the table was furnished by the persons listed, except that the information for Mr. Gipson, Mr. Boucher, Ingalls & Snyder LLC and Ingalls & Snyder Value Partners, L.P. is based on a Schedule 13D/A filed by those persons with the Securities and Exchange Commission on March 23, 2004 and the information for the Elliot Funds, the North Sound Funds, and the Tail Wind Fund was provided by such persons to the Company in connection with the December 2003 private placement. To the Company’s knowledge, except as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The percentage of ownership for each stockholder is based on 33,957,852 shares of Common Stock and 622.30 shares of Series E Stock outstanding as of April 15, 2004, respectively. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying the options, warrants, convertible notes, or Series E Stock beneficially owned by that person that are exercisable or convertible within 60 days following April 15, 2004. The Series E Stock, including accrued dividends, is convertible into Common Stock at an initial conversion price of $1.25 per share. The Series E Stock generally will vote together with the Common Stock as one class. Each holder of Series E Stock generally is entitled to the number of votes equal to the number of shares of Common Stock into which its shares of Series E Stock could be converted on the record date for the vote, assuming for such purpose a conversion price of $1.48 per share.

	Common Stock			Series E Cumulative Convertible Preferred Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class		Amount and Nature of Beneficial Ownership	Percent of Class

Joseph P. Hernon, CPA Executive Vice President, Chief Financial Officer and Secretary (1)	589,895	1.71%		—	—

S. David Hillson, Esq. Former Chairman of the Board, Chief Executive Officer and President (+) (2)	1,430,480	4.05%		—	—

Robert Langer, Sc.D Chairman of the Board (3)	181,814	*		—	—

Marc E. Lanser, M.D. Director, President and Chief Operating Officer (4)	953,420	2.74%		—	—

Michael J. Mullen, CPA (5)	1,000	*		—	—

John T. Preston (6) Director	*	*		—	—

Robert L. Gipson (7)(8)(9) Director c/o Ingalls & Snyder LLC 61 Broadway, New York, NY 10006	7,798,500	19.57%		—	—

Thomas O. Boucher, Jr. (8) c/o Ingalls & Snyder LLC 61 Broadway, New York, NY 10006	5,100,500	13.14%		—	—

Ingalls & Snyder, LLC (8)(9) 61 Broadway, New York, NY 10006	4,911,300	12.66%		—	—

Ingalls & Snyder Value Partners LP (10) c/o Ingalls & Snyder LLC 61 Broadway, New York, NY 10006	4,850,500	12.50%		—	—

Elliott Funds (11) c/o Elliott Management Corp. 712 5th Avenue New York, NY 10019	544,550	1.58%		45.0	7.23%

North Sound Funds (12) c/o North Sound Capital LLC 53 Forrest Avenue, Suite 202 Old Greenwich, CT 06870	1,985,221	4.99	%(13)	169.5	27.24%

The Tail Wind Fund LTD. (14) 335 Madison Avenue, Suite 1702 New York, NY 10017	1,171,222	3.33%		100.0	16.07%

All directors and executive officers as a group (6 persons) (15)	9,524,629	22.96%		—	—

(+)	S. David Hillson, Colin B. Bier and E. Christopher Palmer resigned from the Board of Directors on June 15, 2004 pursuant to a settlement and standstill agreement dated as of June 15, 2004 by and among the Company, Ingalls & Snyder, LLC (“I&S”), Ingalls and Snyder Value Partners, L.P. (“ISVP”), Robert L. Gipson and Thomas O. Boucher, Jr. Messrs. Preston, Gipson and Mullen were elected to the Board on June 15, 2004 pursuant to the settlement and standstill agreement.

*	Represents less than 1% of the outstanding shares.
(1)	Includes 535,115 shares of Common Stock issuable upon exercise of options.
(2)	Includes 1,328,480 shares of Common Stock issuable upon exercise of options.
(3)	Consists of Common Stock issuable upon exercise of options.
(4)	Includes 901,670 shares of Common Stock issuable upon exercise of options.
(5)	Consists of Common Stock held by a revocable trust of which Mr. Mullen is the trustee. Mr. Mullen received options to purchase 25,000 shares of Common Stock in connection with his election to the Board in June 2004.
(6)	Mr. Preston received options to purchase 25, 000 shares of Common Stock in connection with his election to the Board in June 2004.
(7)	Includes 1,000,000 shares of Common Stock issuable upon exercise of warrants held by Mr. Gipson as to which Mr. Gipson has agreed that if he exercises such warrants prior to June 1, 2005, he will not vote such shares, and 50,000 shares of Common Stock issuable upon additional warrants held by Mr. Gipson.
(8)	Includes 4,350,500 shares of Common Stock issuable upon conversion of senior secured promissory notes held by ISVP and 500,000 shares of Common Stock issuable upon exercise of warrants held by ISVP. ISVP is an investment partnership managed under an investment advisory contract with I&S. Mr. Gipson, a Senior Director of I&S, and Mr. Boucher, a Managing Director of I&S, are the general partners of ISVP and share the power to vote these shares of Common Stock. ISVP has agreed that if it converts these notes or exercises these warrants prior to June 1, 2005, it will not vote the underlying shares.
(9)	Includes 60,000 shares of Common Stock held in brokerage accounts over which Mr. Gipson holds discretionary investment authority.
(10)	Consists of the 4,350,500 shares of Common Stock issuable upon conversion of senior secured promissory notes and 500,000 shares of Common Stock issuable upon exercise of warrants described in footnote (8).
(11)	Consists of (a) 17,500 shares of Common Stock held by Elliott Associates, L.P., (b) 97,200 shares and 64,800 shares of Common Stock issuable upon exercise of warrants that are not exercisable until June 9, 2004 held by Elliott International, L.P. and Elliott Associates, L.P., respectively, and (c) 219,030 shares and 146,020 shares of Common Stock issuable upon conversion of 27 shares and 18 shares of Series E Stock, including accrued dividends, held by Elliott International, L.P. and Elliott Associates, L.P., respectively. The general partners of Elliott Associates, L.P. are Paul E. Singer and two entities controlled by him. The general partner and investment manager of Elliott International are also controlled by Mr. Singer.
(12)	Consists of (a) 25,200 shares, 216,000 shares and 369,000 shares of Common Stock issuable upon exercise of warrants held by North Sound Legacy Fund LLC, North Sound Institutional Fund LLC and North Sound Legacy International Fund Ltd, respectively, that are not exercisable until June 9, 2004 and (b) 56,786 shares, 486,733 shares and 831,502 shares of Common Stock issuable upon conversion of 7 shares, 60 shares and 102.5 shares of Series E Stock, including accrued dividends, held by North Sound Legacy Fund LLC, North Sound Institutional Fund LLC and North Sound Legacy International Fund Ltd, respectively. North Sound Capital LLC is the investment advisor to North Sound Legacy Fund LLC, North Sound Institutional Fund LLC and North Sound Legacy International Fund Ltd. Thomas McAuley is the sole managing member of North Sound Capital LLC and is the natural person exercising voting and investment control over these securities.
(13)	The agreements we entered into with the purchasers of the Series E Stock prohibit each such purchaser from converting the Series E Stock or exercising the warrants issued in connection with the sale of the Series E Stock to the extent that, upon such conversion or exercise, such purchaser’s and its affiliates’ beneficial ownership of our Common Stock (excluding beneficial ownership of Common Stock by virtue of ownership of certain securities or rights to acquire securities that have similar limitations on the right to convert, exercise or purchase) would exceed 4.99% of the total number of shares of our Common Stock then issued and outstanding. Absent this provision, the percentage of class beneficially owned by the North Sound Funds would be 5.52%.
(14)	Consists of (a) 360,000 shares of Common Stock issuable upon exercise of warrants that are not exercisable until June 9, 2004 and (b) 811,222 shares of Common Stock issuable upon conversion of 100 shares of Series E Stock, including accrued dividends.
(15)	Includes 7,519,099 shares of Common Stock issuable upon exercise of options and warrants and upon conversion of convertible notes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of five directors. At the Meeting, the stockholders will elect five directors for a term ending at the next annual meeting and until each such director’s successor is duly elected and qualified.

The table below sets forth the name of each person nominated by the Board of Directors to serve for a term expiring on the date of the next annual meeting and until his respective successor is elected and qualified. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing and able to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted “FOR” the election of the following persons:

Nominees for Director (1)	Age	First Year Elected a Director
Robert L. Gipson (2)(3)	59	2004
Robert Langer, Sc.D. (2)	55	2000
Marc E. Lanser, M.D.	55	1994
Michael J. Mullen, CPA (3)	45	2004
John T. Preston (2)(3)	54	2004

(1)	Pursuant to a settlement and standstill agreement dated as of June 15, 2004 by and among the Company, I&S, ISVP, Robert L. Gipson and Thomas O. Boucher, Jr., the Company agreed to nominate Messrs. Gipson, Langer, Lanser, Mullen and Preston for election as directors at the Meeting.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

The principal occupations and qualifications of each nominee for director are as follows:

ROBERT L. GIPSON    Mr. Gipson has been a member of the Board since June 2004. Mr. Gipson has been a Senior Director at Ingalls & Snyder, LLC, an investment management and brokerage firm, since 1999. Prior to that, Mr. Gipson was a Managing Director at Ingalls & Snyder, LLC. Mr. Gipson has also been a General Partner of Ingalls & Snyder Value Partners, L.P., an investment partnership, since its inception. Mr. Gipson is a graduate of Princeton University.

ROBERT LANGER, SC.D.    Dr. Langer has been a member of the Board since June 2000. Dr. Langer is the Kenneth J. Germeshausen Professor of Chemical and Biomedical Engineering at MIT. He received a Bachelor’s Degree from Cornell University in 1970 and a Sc.D. from MIT in 1974, both in chemical engineering. Dr. Langer has received honorary doctorates from the ETH (Switzerland), the Technion (Israel), the Hebrew University of Jerusalem (Israel), the Universite Catholique de Louvain (Belgium) and the University of Liverpool (England). Dr. Langer has written more than 768 articles and has over 500 issued or pending patents (one of which was cited as the outstanding patent in Massachusetts in 1988 and one of 20 outstanding patents in the U.S.). Dr. Langer’s patents have been licensed or sublicensed to over 100 pharmaceutical, chemical, biotechnology and medical device companies; a number of these companies were launched on the basis of these patent licenses. He served as a member of the United States Food and Drug Administration’s SCIENCE Board, the FDA’s highest advisory board, from 1995 to 2002 and as its Chairman from 1999 to 2002. In addition to being a director of the Company, he is also a director at Sontra Medical and Wyeth. Dr. Langer has received over 120 major awards. In 1989, Dr. Langer was elected to the Institute of Medicine of the National Academy of Sciences and in 1992 he was elected to both the National Academy of Engineering and to the National Academy of Sciences. He is one of very few people ever elected to all three United States National Academies and the youngest in history (at age 43) to ever receive this distinction. In 2003, Dr. Langer received the Harvey Prize, the Heinz Award for Technology, Economy and Employment, and the John Fritz Award, which award has been previously given to inventors such as Thomas Edison and Orville Wright. Dr. Langer was the first person in the medical field to receive the John Fritz Award.

MARC E. LANSER, M.D.    Dr. Lanser has been President and Chief Operating Officer and a member of the Board since October 2003. Prior to October 2003, Dr. Lanser had been Executive Vice President and Chief Scientific Officer and a member of the Board since June 1995. Prior to June 1995, Dr. Lanser held the same position with the Company from November 1994. From October 1992 until November 1994, Dr. Lanser was President and Chief Executive Officer of the Company. Prior to assuming the position of President and Chief Executive Officer of the Company, Dr. Lanser was an Assistant Professor of Surgery at Harvard Medical School and member of the full-time academic faculty, where he directed an NIH funded research project in immunology and received an NIH Research Career Development Award. Dr. Lanser has published more than 30 scientific articles in his field in peer-reviewed journals. Dr. Lanser received his M.D. from Albany Medical College.

MICHAEL J. MULLEN, CPA    Mr. Mullen has been a member of the Board since June 2004. Mr. Mullen has been the Chief Financial Officer of JMH Capital, a private equity firm, since February 2003. From September 2000 to December 2002, Mr. Mullen was the Chief Financial Officer of Magellan Discovery Technologies, a private equity sponsored buyout firm. From March 1999 to September 2000, Mr. Mullen was the Chief Financial Officer and Director of Integration for the Analytical Instrument Strategic Business Unit of PerkinElmer Inc., a provider of scientific instruments, consumables and services. From December 1995 to March 1999, Mr. Mullen was the Controller of Thermo Optek, a publicly traded subsidiary of Thermo Electron and manufacturer of spectroscopy instrumentation for molecular and elemental analysis. Mr. Mullen received his B.B.A. from James Madison University.

JOHN T. PRESTON    Mr. Preston has been a member of the Board since June 2004. Mr. Preston is President and Chief Executive Officer of Atomic Ordered Materials LLC and Senior Lecturer at the Massachusetts Institute of Technology (“MIT”). From 1992 through 1995, Mr. Preston served as Director of Technology Development at MIT. From 1986 to 1992 Mr. Preston was Director of the MIT Technology Licensing Office where he was responsible for the commercialization of intellectual property developed at MIT. Some of Mr. Preston’s prior appointments include director or advisory positions for the Governor of Massachusetts, the U.S. Department of Defense, The National Aeronautics and Space Administration and the Technology Board of Singapore. Mr. Preston holds an MBA from Northwestern University and a BS in Physics from the University of Wisconsin. Mr. Preston is also a member of the Board of Directors of Clean Harbors, Inc and is also a member of the Board of Directors of several private companies.

Meetings and Committees of the Board of Directors

The Board held twenty meetings during the Company’s last fiscal year. Each of the Company’s directors attended at least 80% of the aggregate of all meetings of the Board and of all committees on which he was a member. During 2003, the standing committees of the Board were the Audit Committee, the Compensation Committee, the Executive Committee, and the Press Release Review Committee. The Audit Committee, during the last fiscal year, consisted of E. Christopher Palmer and Colin B. Bier, until June 2004, and until March 2004 Stephen Peck, and met three times. The Compensation Committee, consisted of Dr. Bier and Dr. Langer and met four times during the last fiscal year. The Compensation Committee reviews and evaluates the compensation of the Company’s executive officers and administers the Company’s stock option plans. The Press Release Review Committee, consisted of Messrs. Bier, Hillson, and Palmer and reviewed sixteen press releases during the last fiscal year. The Press Release Review Committee assists in the pre-release review and approval of press releases from the Company, including those involving the testing of new drugs, or the FDA new drug review and approval process for investigational new drugs being developed by the Company. The Executive Committee provides advice and counsel to the Chief Executive Officer, as well as certain approval and review responsibilities delegated to it by the Board. The Executive Committee is comprised of all members of the Board and met one time during the last fiscal year.

The Board does not have a standing nominating committee. In connection with the settlement and standstill agreement dated as of June 15, 2004 by and among the Company, I&S, ISVP, Robert L. Gipson and Thomas O. Boucher, Jr., the Company agreed to nominate Messrs. Gipson, Langer, Lanser, Mullen and Preston for election as directors at the Meeting.

As required under NASDAQ rules, all director nominees will be selected, or recommended for the Board’s selection, by a majority of the independent directors. The Company may, however, establish a nominating committee after the Meeting.

The Board may consider candidates recommended by stockholders, as well as from other sources, such as current directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Board may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which the Company operates, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2005 annual meeting of stockholders using the procedures set forth in the Company’s By-Laws, it must follow the procedures described below in “Stockholder Proposals-2005 Annual Meeting.” If a stockholder wishes simply to informally propose a candidate for consideration as a nominee, the stockholder should submit any pertinent information regarding the candidate to the Corporate Secretary by mail at: Corporate Secretary, Boston Life Sciences, Inc., 20 Newbury Street, 5th Floor, Boston, Massachusetts 02116.

Compensation of Directors

Annual Retainers

Directors who are not employees of the Company (“Non-Employee Directors”) were compensated in 2003 with an annual retainer with a value of $5,000.

Under the Company’s current policy, the annual retainer generally is paid to the Non-Employee Directors through the issuance of options to purchase shares of the Company’s Common Stock pursuant to the 1990 Plan, valued as described below. Each Non-Employee Director elected at an annual meeting of stockholders of the Company is automatically granted options on the thirteenth trading day after the date of such annual meeting (the “Retainer Grant Date”) to purchase a number of shares of the Company equal to the lesser of (a) 2,500 shares and (b) the quotient of the value of the annual retainer for service as a Non-Employee Director of the Company and 80% of the average of the fair market value of a share of the Company’s Common Stock on the ten trading days following the third trading day after the date of such annual meeting of stockholders. If the number of shares of the Company’s Common Stock calculated pursuant to clause (b) above exceeds 2,500 shares, each Non-Employee Director automatically receives on the Retainer Grant Date, in addition to options to purchase 2,500 shares of the Company’s Common Stock, a cash payment equal to the remaining portion of the value of the annual retainer not provided for by the grant of such options. The options granted to Non-Employee Directors pursuant to the annual retainer described above are exercisable at a per share price of 20% of the average fair market value per share of the Company’s Common Stock used to calculate such grant. The options become exercisable as to 75% of the shares of the Company’s Common Stock issuable upon exercise of such options six months after the date of grant and as to 100% of such shares, on the later of six months after the date of grant and December 31 of the year in which the grant is made. The options generally terminate ten years after the date of grant.

Cash Compensation

In 2003, Non-Employee Directors received cash compensation in the amount of $1,000 per meeting attended in person and $500 per meeting attended telephonically. All directors are reimbursed for ordinary and reasonable expenses of attending any board or committee meetings. Each director who serves as Chairman of the Audit Committee and the Compensation Committee of the Board receives an additional annual retainer of $1,000. The Chairmen of the Audit Committee and the Compensation Committee who received this annual retainer in fiscal 2003 were Mr. Palmer and Dr. Bier, respectively.

Other Compensation

Pursuant to the Company’s stock option plans, Dr. Bier, Dr. Langer, Mr. Palmer, and Mr. Peck received, in 2003, discretionary grants of options to purchase 75,000, 40,000, 40,000, and 20,000 shares of the Company’s Common Stock, respectively. These options expire in 2013 and are exercisable as follows: 50% exercisable upon issuance, 75% exercisable as of the first anniversary date, and 100% exercisable as of the second anniversary date. Dr. Langer is a member of the Company’s Scientific Advisory Board pursuant to which the Company paid Dr. Langer consulting fees totaling approximately $53,000 in 2003. During 2003, the Company entered into an agreement with Mr. Hillson to provide consulting services to the Company from January 1, 2004 through December 31, 2005. The terms of that agreement are discussed below under the heading “Employment Contracts.”

New Director Options

Prior to May 1, 2004, each person elected or appointed a Non-Employee Director for the first time automatically upon such election or appointment (the “Automatic Grant Date”) was granted an option to purchase 7,500 shares of the Company’s Common Stock (“New Director Options”). The exercise price of any New Director Options granted under the 1990 Plan may not be less than 100% of the fair market value of shares of the Company’s Common Stock subject thereto on the Automatic Grant Date. Subject to provisions regarding expiration and termination of options, New Director Options become exercisable as to 20% of the shares of the Company’s Common Stock subject thereto on the Automatic Grant Date and become exercisable as to an additional 20% of the shares of the Company’s Common Stock issuable upon exercise thereof on each of the first, second, third and fourth anniversaries of such Automatic Grant Date. New Director Options terminate ten years after the date of grant.

2004 Director Compensation

The Company’s director compensation policy for 2004 is currently under review.

Effective May 1, 2004, each person elected or appointed a Non-Employee Director for the first time automatically upon such election or appointment (the “Automatic Grant Date”) is granted an option to purchase 25,000 shares of the Company’s Common Stock (“New Director Options”). The exercise price of any New Director Options granted under the 1998 Plan shall equal the fair market value of shares of the Company’s Common Stock subject thereto on the Automatic Grant Date. Subject to provisions regarding expiration and termination of options, New Director Options become exercisable as to 50% of the shares of the Company’s Common Stock subject thereto on the Automatic Grant Date and become exercisable as to an additional 25% of the shares of the Company’s Common Stock issuable upon exercise thereof on each of the first and second anniversaries of such Automatic Grant Date. New Director Options terminate ten years after the date of grant. Upon their election to the Board in June 2004, Messrs. Mullen and Preston were each granted options to purchase 25,000 shares of Common Stock. Mr. Gipson declined his grant of options upon election to the Board in June 2004.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES PRESENTED.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

The Board of Directors has established an Audit Committee, whose members during fiscal 2003 were E. Christopher Palmer, Colin B. Bier and Stephen Peck, each of whom were non-employee directors. The Board of Directors has determined that each member of the Audit Committee is financially literate and independent as required by applicable listing standards of NASDAQ and the established criteria of the SEC, and that Mr. Palmer is an “audit committee financial expert,” as defined by the applicable SEC regulations. Following Mr. Peck’s death on March 30, 2004, the Audit Committee consisted of Mr. Palmer and Dr. Bier.

The Audit Committee assists the Board of Directors in overseeing the financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee operates pursuant to a written charter that was originally adopted by the Board on June 13, 2000 and amended and restated on March 9, 2004. A copy of the amended and restated charter is attached as Appendix A.

With respect to fiscal 2003, the Audit Committee:

•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

•	discussed with PricewaterhouseCoopers LLP its independence and received from it the written disclosures and letter required by Independence Standards Board Standard No. 1.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

PricewaterhouseCoopers LLP served as the Company’s independent public accountants for the purposes of auditing its annual consolidated financial statements, reviewing its quarterly financial statements and preparing its consolidated tax returns. The following table sets forth the estimated aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and 2002 by PricewaterhouseCoopers LLP.

	2003	2002
Audit Fees	$72,000	$63,260
Audit-Related Fees	52,860	6,250
Tax Fees	21,130	18,630
All Other Fees	—	—

Total	$145,990	$88,140

Audit Fees were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees were for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting matters not classified as audits.

Tax Fees were for professional services for federal and state tax compliance, tax advice and tax planning.

All Other Fees were for services other than the services reported above. There were no fees paid to PricewaterhouseCoopers LLP in either 2003 or 2002 related to other services.

PricewaterhouseCoopers LLP did not provide any services related to financial information systems design and implementation during 2003 or 2002.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

Consistent with policies of the SEC regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, retaining, setting compensation and overseeing the work of the independent auditor. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. The Audit Committee presently pre-approves particular services on a case-by-case basis. In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by PricewaterhouseCoopers LLP in fiscal year 2003 and related fees were approved in advance by the Audit Committee.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditor’s independence.

AUDIT COMMITTEE

E. Christopher Palmer

Colin B. Bier

June 10, 2004

On June 15, 2004 pursuant to the settlement and standstill agreement, Messrs. Bier and Palmer resigned from the Board. The Audit Committee currently consists of Messrs. Gipson, Mullen and Preston. Mr. Mullen is the Chairman of the Audit Committee and has been designated the “audit committee financial expert.”

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid by the Company for the year ended December 31, 2003 for services rendered in all capacities to each of the most highly compensated executive officers whose total annual salary and bonus for that period exceeded $100,000 as well as for the Company’s chief executive officer (collectively, the “Named Executive Officers”).

Summary Compensation Table

Long Term Compensation Awards— Common Stock Underlying Options

Annual Compensation
Name and Principal Position	Year	Salary		Bonus		Other Compensation (4)
S. David Hillson, Esq. (1) Former Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$ $ $	341,250 300,000 300,000	$ $	49,125 — 95,000	$ $	— 100,000 100,000	125,000 — 465,000

Marc E. Lanser, M.D. (2) Director, President and Chief Operating Officer	2003 2002 2001	$ $ $	278,250 265,000 245,000	$ $	52,825 — 70,000		— — —	100,000 — 315,000

Robert J. Rosenthal, Ph.D (3) Former President and Chief Executive Officer	2003 2002	$ $	235,522 132,479		$27,500 —	$ $	6,643 1,720	100,000 750,000

Joseph P. Hernon, CPA Executive Vice President, Chief Financial Officer and Secretary	2003 2002 2001	$ $ $	220,500 210,000 195,000	$ $	37,050 — 50,000	$ $ $	2,117 2,851 5,250	75,000 — 225,000

(1)	Mr. Hillson held the position of President through July 2002 and Chief Executive Officer through March 2003. Mr. Hillson resigned as Chairman of the Board and all other positions with the Company in June 2004.

(2)	Dr. Lanser was appointed President and Chief Operating Officer in October 2003. Dr. Lanser previously held the position of Executive Vice President and Chief Scientific Officer.

(3)	Dr. Rosenthal joined the Company in July 2002 as President and Chief Operating Officer and was appointed Chief Executive Officer in March 2003. On an annualized basis, Dr. Rosenthal’s annual salary for 2003 and 2002 was $288,750 and $275,000, respectively. Dr. Rosenthal resigned from the Company on September 22, 2003 and his resignation was effective on October 22, 2003.

(4)	Other Compensation paid to Mr. Hillson is comprised of an annuity provided to Mr. Hillson under the terms of his previous employment agreement in effect during 2001 and 2002. Other Compensation paid to Dr. Rosenthal consists of Company matching contributions to his 401(k) account. Other Compensation paid to Mr. Hernon consists of Company matching contributions to his 401(k) account.

Stock Option Information

The following table sets forth, for each of the Named Executive Officers, information concerning the grant of options to such persons in fiscal 2003.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In Fiscal Year (1)	Exercise or Base Price Per Share (2)	Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Stock Appreciation For Option Term (3)
					5%	10%
S. David Hillson (4)	125,000	15.0%	$1.00	4/3/2013	$78,612	$199,218
Marc E. Lanser	100,000	12.0%	$1.00	4/3/2013	$62,889	$159,374
Robert J. Rosenthal (5)	100,000	12.0%	$1.00	4/3/2013	$62,889	$159,374
Joseph P. Hernon	75,000	9.0%	$1.00	4/3/2013	$47,167	$119,531

(1)	Calculated based on all options granted to employees and directors in fiscal 2003.

(2)	The exercise price for each option was equal to the fair market value of the Company’s Common Stock on the date of grant. These options are exercisable as follows: 50% exercisable upon issuance, 75% exercisable as of the first anniversary date, and 100% exercisable as of the second anniversary date.

(3)	Potential realizable value is based on the assumed annual growth rates listed, compounded annually for the ten-year option term. The dollar amounts set forth under this heading are the results of calculations at the 5% and 10% assumed rates established by the SEC and are not intended to forecast possible future appreciation, if any, of the value of the Common Stock.
(4)	In connection with his retirement in June 2004, the options shown above became fully vested.

(5)	In connection with his resignation in September 2003, Dr. Rosenthal’s outstanding options expired in January 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the Named Executive Officers, certain information concerning the value realized upon the exercise of options in fiscal 2003 and the value of unexercised options at December 31, 2003.

Name	Shares Acquired on Exercise	Value Realized (2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
S. David Hillson	—	—	1,199,730	62,500	$15,000	$15,000
Marc E. Lanser	—	—	776,670	50,000	$15,175	$12,000
Robert J. Rosenthal	50,000	$12,500	150,000	—	—	—
Joseph P. Hernon	—	—	466,365	37,500	$9,000	$9,000

(1)	The fair market value of “in-the-money” options was calculated on the basis of the difference between the exercise price of the options held and the closing price per share for Common Stock on the NASDAQ Market of $1.24 on December 31, 2003, multiplied by the number of shares subject to options held.

(2)	Calculated based on the difference between the exercise price of the option and the closing quoted market price per share at the date of exercise.

Employment Contracts

S. David Hillson

In April 2003, S. David Hillson, entered into a consulting and director agreement with the Company that superceded his prior agreements. Under the terms of that agreement, Mr. Hillson was to remain Chairman of the Board of Directors through the date of the 2004 Annual Meeting. In addition, the Company had agreed to nominate Mr. Hillson as a director through the date of the 2006 Annual Meeting, or June 30, 2006, whichever occurred first. The Company agreed to pay Mr. Hillson an annual salary of $341,250 and a bonus of $34,125 through December 31, 2003, and agreed to provide regular employee benefits through December 31, 2003. The agreement also provided that Mr. Hillson would be engaged as a consultant from January 1, 2004 through December 31, 2005 and would receive annual consulting fees of $125,000 during the two year period. Commencing on January 1, 2004, and for a period not to exceed 18 months, or until Mr. Hillson commenced benefited employment elsewhere (should that first occur), the Company would reimburse Mr. Hillson for the cost of any COBRA premiums paid to continue his health insurance under the Company’s group plan. Mr. Hillson would also remain eligible, through December 31, 2004, for executive bonus awards based on the Company’s achievement of certain milestones, in accordance with such terms as established by the Compensation Committee. If Mr. Hillson for any reason other than death, voluntary resignation, or removal or non-reelection by shareholders for ceased to be a member of the Board, then the balance of his annual salary and/or consulting fees for the period through December 31, 2005 shall become immediately due and payable. If Mr. Hillson ceased to be a member of the Board for any reason, all options to purchase shares of Common Stock granted to him prior to, or in connection with, his agreement would continue to vest and be exercisable in the manner provided in the Company’s applicable stock option plan, and the exercise period for all unexpired stock options granted to him prior to, or in connection with, his agreement would be extended to four years from the date of his departure from the Board. The employment agreement also contained non-competition, confidentiality, invention assignment and non-solicitation provisions.

In May 2004, Mr. Hillson entered into a separation agreement with the Company, which was amended by a letter in June 2004. Mr. Hillson’s separation agreement provides for a lump sum payment of $187,500, which represents the balance of consulting fees due to Mr. Hillson under his existing agreement with the Company, and a lump sum payment of $90,000 in recognition of Mr. Hillson’s contributions to the Company and loss of certain other benefits under his existing agreement with the Company. Pursuant to the terms of the separation agreement, the Company has granted new options to Mr. Hillson to purchase 200,000 shares of Common Stock at the price of $1.00 per share and has cancelled options previously granted to Mr. Hillson to purchase 400,000 shares of Common Stock at prices ranging from $3.625 per share to $7.8125 per share. The separation agreement further provides that all of Mr. Hillson’s remaining stock options are fully vested. The separation agreement requires that Mr. Hillson continue to satisfy his obligations under the non-competition, confidentiality, invention assignment and non-solicitation provisions of his existing agreement with the Company and that he release the Company from claims related to his position on the Company’s Board of Directors and his employment.

Robert J. Rosenthal

In July 2002, Robert J. Rosenthal entered into an employment agreement with the Company. Dr. Rosenthal’s employment agreement included confidentiality and non-competition provisions, and entitled him to annual base salary plus other benefits, as well as additional cash payments should certain events occur. The term of the agreement was through December 31, 2005 and the agreement provided for a base annual salary of $275,000 per year. If the Company terminated Dr. Rosenthal’s employment for reasons other than cause, Dr. Rosenthal was entitled to receive six months of base salary continuation, payable in accordance with the regular payroll practices of the Company. Pursuant to his employment agreement, Dr. Rosenthal also received an initial grant of options to exercise an aggregate amount of 750,000 shares of Common Stock at prices ranging from $2.00 to $5.00, which options were exercisable at dates ranging from July 2003 through July 2006. Dr. Rosenthal resigned from the Company on September 22, 2003 and his resignation was effective on October 22, 2003. The Company has no severance or other compensatory obligations to Dr. Rosenthal under the agreement.

Marc Lanser

In June 2004, Marc E. Lanser entered into an employment agreement with the Company. Dr. Lanser’s employment agreement is effective for a term of one year, provides for a base salary of $308,000 per year plus other benefits and includes confidentiality and non-competition provisions. If the Company terminates Dr. Lanser’s employment for reasons other than cause or Dr. Lanser resigns for any reason, Dr. Lanser is entitled to receive nine months of base salary continuation, payable in accordance with the regular payroll practices of the Company.

Report of Compensation Committee on Executive Compensation

Overview

The Company’s compensation program for its executive officers consists of four parts: base salary, annual bonus and incentive payments, stock options, and additional benefits. The Company’s overall recruitment and compensation philosophy is a very important consideration in the maintenance of this program. This philosophy is to hire individuals possessing excellent professional skills, coupled with demonstrated track records, who can be expected to help achieve the Company’s goal of moving from a development-stage company to a broad-based, diversified, revenue-generating biotechnology company.

The Company has a continuing commitment to recruit, motivate and retain executive officers with demonstrated talent and leadership skills, typically gained from successful experiences in positions of meaningful responsibility in the biotechnology or other industry settings. This approach is designed to enable the Company to acquire the requisite management leadership to fulfill its stated mission.

An inherent part of this philosophy is the leveraging of the compensation program by placing a major emphasis on equity participation. This is accomplished by offering a significant capital accumulation opportunity to key managers, which also conserves the Company’s cash resources while blending the interests of stockholders with those of management. The Company’s goal is that the total compensation for senior executives be competitive with that for other biotechnology companies, taking into account relative company size, stage of development and geographic location.

Performance Criteria—General

Because the Company is still in the process of developing its proprietary products and because of the highly volatile nature of the stock price of biotechnology companies in general, the use of traditional corporate performance standards, such as sales, promotion levels and stock performance, to measure the success of the Company and an individual’s role in contributing to that success, is not appropriate.

Accordingly, the compensation of executive officers is based, for the most part, on the timely achievement of certain product research and development goals by the Company and the positive contribution by the individuals concerned. The Committee will evaluate the Company’s progress and performance using criteria such as the extent to which key research, clinical, product manufacturing, and financial objectives of the Company have been met during the preceding fiscal year, including the achievement by the Company of certain milestones, whether specified in agreements with third party collaborators or determined internally. In addition, the Committee may take into account the Company’s success in the development, acquisition and licensing of key technologies. The Committee will also evaluate the individual executive officer’s performance, using criteria such as the executive officer’s involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic objectives of the Company including beneficial supervision of other management. An executive officer’s contribution in this regard may also involve both the participation by the executive officer in the relationship between the Company and the investment community, as well as the contribution by the executive officer to the ongoing scientific development activities of the Company. In evaluating each facet of performance and compensation, the Committee is likely to consider the necessity of being competitive with other companies in the biotechnology industry, taking into account relative company size, stage of development and geographic location.

Base Salary

The Company’s philosophy regarding base salary is to maintain it at a competitive level, sufficient to recruit and retain individuals possessing the skills and experience necessary to achieve the Company’s goals and objectives over the long term. Base salary levels are generally established with the input of various industry-related surveys and special studies as well as by monitoring developments in the biotechnology industry. This information is also used in evaluating other compensation elements. Periodic adjustments in base salary will often relate to competitive factors and to individual performance evaluated against criteria such as those noted above. Other benefits are maintained at what the Committee believes is an industry-competitive level.

Annual Bonus and Incentive Program

The Compensation Committee of the Board, in its discretion, may award bonuses and/or incentive payments to executive officers, and the Company expects to pay such amounts based on both an evaluation of the performance of each executive officer for the year as a whole, as well as the establishment of performance incentives for the following year dependent upon the realization of specific corporate objectives. The intent of these payments is to motivate and reward high level performance of executive officers as measured against distinct and clearly articulated goals and in light of the competitive compensation practices of the entire biotechnology industry. The specific goals vary with each executive officer’s responsibilities rather than being fixed by reference to overall measures of the Company’s performance. Annual bonus awards and incentive payments are determined by the Compensation Committee of the Board.

Stock Options

Stock options are viewed as a fundamental element in the total compensation program and, in keeping with the Company’s basic philosophy, emphasize long-term Company performance, as measured by the creation and enhancement of stockholder value. Additionally, stock options foster a community of interest between stockholders and participants. The Company believes that because of this community of interest, the use of stock options is preferable to other forms of stock compensation such as restricted stock. Options under the plans are granted to all executive officers as incentive to contribute significantly to the growth and successful operation of the Company. The specific determination of the number of options to be granted, however, is not based upon any specific criteria, although the Compensation Committee does reference industry data in assessing the reasonableness of all awards.

Although options may be granted at any price equal to or greater than 50% of fair market value of the Common Stock, generally options have been granted to executive officers, as a matter of Company policy, at 100% of the fair market value on the date of grant. The Company has generally awarded options to executive officers on employment and at regular intervals thereafter, but awards may be made at other times as well. Vesting of stock options is determined by the Compensation Committee. To date, options granted to executive officers fully vest within four years after the date of grant.

Qualifying Executive Compensation for Deductibility Under Applicable Provisions of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, adopted in 1993, provides that a publicly held corporation generally may not deduct compensation for its chief executive officer or for each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive or does not qualify as a “performance based” compensation arrangement. In general, we structure and administer our stock option plans in a manner that is intended to comply with the performance-based exception to Section 162(m). There can be no assurance, however, that compensation attributed to awards granted under our stock option plans will be treated as qualified performanced-based compensation under Section 162(m). The Committee notes that base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future.

Chief Executive Officer Compensation

In fiscal 2003, Dr. Rosenthal’s salary and bonus were determined pursuant to the terms of his employment agreement. The Compensation Committee believes that this compensation level was appropriate in light of Dr. Rosenthal’s contributions to the Company’s success during 2003, which included continued progress on the development of the Company’s technologies, including Altropane as a diagnostic for Parkinsonian Syndrome and other movement disorders and Inosine as a treatment for stroke, as well as the Company’s raising of approximately $10 million in additional capital in March 2003. Following Dr. Rosenthal’s departure in September 2003, his duties were primarily undertaken by Dr. Lanser. Dr. Lanser’s compensation in 2003 was determined in accordance with his prior compensation arrangements with the Company.

COMPENSATION COMMITTEE

Colin B. Bier

Robert Langer

June 10, 2004

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board during the last fiscal year was composed of Colin B. Bier and Robert Langer. Dr. Langer is a member of our Scientific Advisory Board, pursuant to which we paid Dr. Langer approximately $53,000 in 2003. No member of the Compensation Committee was at any time during 2003, or formerly, an officer or employee of the Company or any subsidiary of the Company. No executive officer of the Company has served as a member of the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of the other entity served as a director of or a member of the Company’s Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

This table shows information about our Common Stock that may be issued upon the exercise of options under all of our equity compensation plans as of December 31, 2003. As required by the SEC rules, we include in footnote (2) to this table a brief description of the material features of our option issuances that have not been approved by the Company’s stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	4,135,918	$2.94	1,752,136
Equity compensation plans not approved by security holders (2)	150,000	$2.00	—

Total	4,285,918	$2.91	1,752,136

(1)	Includes our:

•	Amended and Restated Omnibus Stock Option Plan;

•	1998 Omnibus Plan; and

•	Amended and Restated 1990 Non-Employee Directors’ Non-Qualified Stock Option Plan

(2)	Relates to stock options granted to Robert J. Rosenthal, Ph.D., in connection with his joining the Company in July 2002. Dr. Rosenthal resigned as President and Chief Executive Officer of the Company on September 22, 2003 and the options expired in January 2004.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in cumulative total stockholder return on the Common Stock from December 31, 1998 to the present with the cumulative total return on the NASDAQ Total Return Index and the NASDAQ Pharmaceutical Stock Index over the same period. The comparison assumes $100 was invested on January 1, 1999 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, since that date. The Company has not paid any cash dividends on the Common Stock to date. Historic stock price is not indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY,

PEER GROUP AND BROAD MARKET

	Fiscal Year Ending
Company	1998	1999	2000	2001	2002	2003
BOSTON LIFE SCIENCES INC	100.00	111.54	94.25	82.15	34.46	38.15
PEER GROUP BROAD MARKET
THE PEER GROUP CHOSEN WAS:
NASDAQ PHARMACEUTICAL INDEX	100.00	204.81	253.80	215.60	152.88	191.69
THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX	100.00	176.37	110.86	88.37	61.94	92.68

This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Directors and Executive Officers

During 2003, the Company paid approximately $53,000 to Robert Langer, a director of the Company, pursuant to a consulting agreement under which Dr. Langer has agreed to serve on the Company’s Scientific Advisory Board and to provide consulting on scientific and commercial matters.

During 2003, the Company entered into an agreement with S. David Hillson, a director of the Company, to provide consulting services to the Company from January 1, 2004 through December 31, 2005 at an annual fee of $125,000. During 2004, the Company entered into an agreement with Mr. Hillson regarding his retirement from the Company. The terms of these agreements are discussed above under the heading “Employment Contracts.”

E. Christopher Palmer, a former director of the Company, is a director and Chairman of the Executive Committee of the bank where the Company maintains its cash, cash equivalent and marketable securities accounts. The Company paid approximately $33,000 to the bank during fiscal 2003, primarily for custodial and cash management services. In June 2004, the Company obtained an irrevocable standby letter of credit for the benefit of ISVP from the bank and entered into an indemnity trust for the benefit of Mr. Hillson with the bank, for which the Company paid the bank customary fees.

During 2001, the Company issued a promissory note to Marc Lanser, then Director, Executive Vice President and Chief Scientific Officer and now Director, President and Chief Operating Officer of the Company, in the amount of $55,000. The note was payable on demand and accrued interest at a rate of 6% per year. During the first quarter of 2002, additional borrowings increased the balance on Dr. Lanser’s $55,000 note to $80,000. At December 31, 2002, the balance outstanding on Dr. Lanser’s note was $32,901. Dr. Lanser’s note was repaid in full in the first quarter of 2003.

On June 10, 2004, the Company entered into an employment agreement with Dr. Marc Lanser, the President of the Company, to provide Dr. Lanser’s services to the Company at a base salary of $308,000 for a term of one year. The terms of the employment agreement are discussed above under the heading “Employment Contracts.”

The Company has entered into indemnity agreements with each of its directors and executive officers containing provisions that may require the Company, among other things, to indemnify those directors and officers against liabilities that may arise by reason of their status or service as directors and officers. The agreements also provide for the Company to advance to the directors and officers expenses that they expect to incur as a result of any proceeding against them related to their service as directors and officers.

In connection with his retirement from the Company, Mr. Hillson, under the terms of his indemnity agreement, requested that the Company establish a trust to fund any indemnification amounts that may be owed to Mr. Hillson. On June 15, 2004, the Company entered into a directors and officers indemnification trust agreement with Mr. Hillson and Boston Private Bank & Trust Company, as trustee, and the Company deposited a total of $100,000 with the trustee in order to fund any indemnification amounts owed to Mr. Hillson.

Mr. Hillson and Dr. Lanser, have minority equity interests in FlouroPharma, Inc., an early-stage company developing Positron Emission Tomography, or PET, imaging agents for the diagnosis of cardiac ischemia. Dr. Lanser intends to serve as a director and chairman of the board of FlouroPharma. The Company is not currently in a financial position to commit capital and resources to acquire rights to and/or fund development of FlouroPharma’s technology. FlouroPharma has agreed to grant the Company a right of first refusal if it pursues a development and/or sublicensing agreement with a biotechnology or pharmaceutical company, subject to the Company meeting certain financial, liquidity and other conditions.

In June 2004, Robert L. Gipson was elected to the Board. Transactions between Mr. Gipson and the Company are summarized below.

Ingalls & Snyder LLC, Ingalls & Snyder Value Partners, L.P., Robert L. Gipson and Thomas O. Boucher, Jr.

Since the beginning of fiscal 2003, the Company has engaged in transactions with each of the following persons that beneficially own more than 5% of its outstanding Common Stock:

•	Robert L. Gipson;

•	Thomas O. Boucher, Jr.;

•	Ingalls & Snyder LLC, or I&S; and

•	Ingalls & Snyder Value Partners, L.P., or ISVP.

Robert L. Gipson is a Senior Director of I&S and, since June 15, 2004, a director of the Company. Thomas O. Boucher, Jr. is a Managing Director of I&S. ISVP is an investment partnership managed under an investment advisory contract with I&S. Robert L. Gipson and Thomas O. Boucher, Jr. are the general partners of ISVP and share the power to vote securities of the Company held by ISVP.

The Company has also engaged in transactions with Thomas Gipson, the brother of Robert L. Gipson, and Patricia Gipson, the sister-in-law of Robert L. Gipson.

The material terms of these transactions are described below.

March 2003 Private Placement of Common Stock and Rights Plan Amendments

On March 12, 2003, the Company issued and sold an aggregate of 10,000,000 shares of its Common Stock at a purchase price of $1.00 per share in a private placement. The investors in the private placement included Robert L. Gipson, Thomas Gipson, Thomas O. Boucher, Jr. other partners and employees of I&S and other individual investors. Robert L. Gipson purchased 1,150,000 shares in the private placement for an aggregate purchase price of $1,150,000. Thomas O. Boucher, Jr. purchased 250,000 shares in the private placement for an aggregate purchase price of $250,000. Thomas Gipson purchased 1,000,000 shares in the private placement for an aggregate purchase price of $1,000,000. Patricia Gipson purchased 100,000 shares in the private placement for an aggregate purchase price of $100,000. In connection with the March 2003 private placement, ISVP agreed to restrictions on the voting of any shares of Common Stock issued to it prior to June 1, 2005 pursuant to conversion or exercise of the notes and warrants issued in July 2002, and Robert L. Gipson agreed to restrictions on the voting of any shares of Common Stock issued to him prior to June 1, 2005 pursuant to exercise of warrants to purchase 1,000,000 shares of Common Stock acquired from a third party in November 2002. These restrictions provide that if either person converts or exercises all or any portion of the notes and warrants prior to June 1, 2005, such person will not (a) vote the shares of Common Stock received upon such conversion or exercise, (b) deposit any such Common Stock in a voting trust, or subject such Common Stock to any other arrangement or agreement with respect to voting, or (c) communicate with or seek to advise or influence any other person with respect to the solicitation or voting of such Common Stock in opposition to any matter that has been recommended by the Board of Directors or in favor of any matter that has not been approved by the Board of Directors. On March 12, 2003, the Company also amended its stockholder rights plan, or rights plan, to provide that prior to June 1, 2005, ISVP, Robert L. Gipson and their affiliates will be deemed not to beneficially own the 10% Convertible Senior Secured Promissory Notes, or Notes, and warrants of the Company and any Common Stock issued or issuable upon their conversion or exercise for purposes of determining whether such person is an “Exempt Person” under the rights plan. In connection with these transactions, the conversion price of the notes was reduced to $1.00 per share.

On December 23, 2003, the Company further amended the rights plan to add Thomas O. Boucher, Jr. to the list of “Exempt Persons” who are exempt from being an “Acquiring Person” so long as such persons, collectively, together with all affiliates of such persons, shall beneficially own less than 20% of the shares of Common Stock then outstanding. In addition, the amendment provides that a person shall not be deemed to beneficially own securities held by another person solely by reason of an agreement, arrangement or understanding among such persons to vote such securities, if such agreement, arrangement or understanding is for the purpose of (i) soliciting revocable proxies or consents to elect or remove directors of the Company pursuant to a proxy or consent solicitation made or to be made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act, and/or (ii) nominating one or more individuals (or being nominated) for election to the Company’s Board of Directors or serving as a director of the Company.

10% Convertible Senior Secured Promissory Notes

On July 25, 2002, the Company entered into agreements pursuant to which it issued $4.0 million in principal amount of 10% Convertible Senior Secured Promissory Notes, or Notes, to ISVP. The Notes mature in June 2005 and bear interest at 10% per annum, payable semi-annually on June 1 and December 1. The Notes were initially convertible into the Company’s Common Stock at the option of the holder at a conversion price of $2.16 per share, subject to anti-dilution adjustments. Prior to the settlement and standstill agreement, the Notes were secured by a first priority security interest and continuing lien on all current and after acquired property of the Company. ISVP also received warrants to purchase up to 500,000 shares of the Company’s Common Stock. The warrants are exercisable through July 2007 at an initial exercise price of $2.16 per share. As described above and pursuant to the terms of the Notes, as part of subsequent transactions with the Company, the conversion price of the Notes was reduced and ISVP agreed to certain restrictions on the voting of the shares issuable upon conversion of the Notes and warrants. Currently, the Notes may be converted into the Company’s Common Stock at the option of the holder at a conversion price of $1.00 per share, subject to anti-dilution adjustments. In December 2002, the Company issued $143,333 in principal amount of Notes to ISVP for interest accrued through December 1, 2002. In June 2003, the Company issued $207,167 in principal amount of Notes to ISVP for interest accrued through June 1, 2003. In December 2003, the Company paid $217,525 in cash to ISVP for interest accrued through December 1, 2003. In June 2004, the company paid $217,525 in cash to ISVP for interest accrued through June 1, 2004. As of June 15, 2003, ISVP held a total of $4,350,500 in principal amount of Notes which are convertible into 4,350,500 shares of common stock.

Settlement and Standstill Agreement

On June 15, 2004, the Company entered into a settlement and standstill agreement with Robert L. Gipson, Thomas O. Boucher, Jr., Ingalls & Snyder, LLC and Ingalls & Snyder Value Partners, L.P. (the “Investor Group”). Under the terms of the settlement, the Company reconstituted its Board of Directors at five members, consisting of Marc E. Lanser, Robert Langer, John T. Preston, Robert L. Gipson and Michael J. Mullen. S. David Hillson retired as Chairman of the Board and as a director and consultant of the Company. In order to facilitate the settlement, Colin B. Bier and E. Christopher Palmer also resigned from the Board as independent directors. Mr. Preston, Mr. Gipson and Mr. Mullen were elected to the Board.

The terms of the settlement also contemplate that upon the hiring of a new Chief Executive Officer, the size of the Board of Directors shall be increased to seven members and the new Chief Executive Officer and an independent director nominated by the Chief Executive Officer and reasonably acceptable to the Board shall be elected to the Board of Directors.

The settlement provides that the Company shall recommend to stockholders at the Meeting, and that the Investor Group shall vote the shares over which it has voting power in favor of, and use good faith efforts to cause its affiliates to so vote shares over which they have voting power, for: (1) the election of Messrs. Lanser, Langer, Preston, Gipson and Mullen (and, if a Chief Executive Officer and his or her nominee have been elected to the Board, such individuals) as directors; (2) an amendment to the Company’s certificate of incorporation increasing to 80,000,000 the number of shares of its Common Stock authorized for issuance; and (3) an amendment to the Company’s 1998 omnibus stock option plan to increase to 6,100,000 the number of shares issuable upon exercise of options granted thereunder.

Pursuant to the settlement, the Investor Group also agreed not to seek the removal of any of the directors prior to March 31, 2005 and entered into a mutual release of claims with the Company, Mr. Hillson and Dr. Lanser. As contemplated by the settlement, the Company obtained a release of the security interest on its property securing its 10% Convertible Senior Secured Promissory Notes held by Ingalls & Snyder Value Partners, L.P. by providing an irrevocable standby letter of credit in the amount of $4,785,550 to collateralize the Notes. The Company also paid $300,000 to Ingalls & Snyder, LLC as reimbursement for certain expenses as part of the settlement.

Series E Stock Private Placement Investors

In our December 2003 private placement, each of the North Sound Funds, the Elliot Funds and the Tail Wind Fund purchased over 5% of our Series E Cumulative Convertible Preferred Stock, or Series E Stock. The North Sound Funds purchased 169.5 shares of Series E Stock and received warrants to purchase up to 610,200 shares of Common Stock for a purchase price of $1,695,000. The Elliot Funds purchased 45.0 shares of Series E Stock and received warrants to purchase up to 162,000 shares of Common Stock for a purchase price of $450,000. The Tail Wind Fund purchased 100.0 shares of Series E Stock and received warrants to purchase up to 360,000 shares of Common Stock for a purchase price of $1,000,000. These purchasers participated in the private placement on the same terms as the other purchasers.

PROPOSAL NO. 2

APPROVAL OF THE CERTIFICATE AMENDMENT

The Company’s stockholders are being asked to consider and approve an amendment (the “Certificate Amendment”) to the Company’s current Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on March 29, 1996 as amended to date (the “Current Certificate”).

The Current Certificate authorizes 60,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, each having a par value of $.01 per share. The Board of Directors believes this capital structure does not provide for sufficient authorized shares of Common Stock for the future needs of the Company. Therefore, the Board of Directors unanimously approved the Certificate Amendment, which increases the authorized number of shares of Common Stock from sixty million (60,000,000) shares to eighty million (80,000,000) shares, an increase of twenty million (20,000,000) shares. The Certificate Amendment will be formally implemented, assuming approval by the stockholders at the meeting, by its filing with the Secretary of State of Delaware. The Form of the Certificate Amendment is attached hereto as Appendix B.

Reasons For and Effect of Amendment

On April 15, 2004 there were 33,957,852 shares of Common Stock outstanding. In addition, warrants and options were outstanding to acquire an aggregate of approximately 14.3 million shares of Common Stock. Additionally, there were outstanding convertible notes and preferred stock outstanding which were convertible into 4.4 million shares and 5.0 million shares of Common Stock, respectively. After giving effect to the exercise of warrants and options presently outstanding, as well as options available for grant under the Company’s stock option plans, the Company presently has approximately 750,000 shares of authorized but unissued and unreserved Common Stock.

If the stockholders approve the Certificate Amendment, then the Board of Directors would generally have the authority, without further action of the stockholders, to issue the proposed additional shares of Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is desirable to have the ability to issue such additional authorized shares of Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition of other businesses, equity financings, stock dividends or distributions, and issuances of options pursuant to the Company’s Stock Option Plans. Any or all of these issuances could take place without further action by the stockholders, unless such stockholder action was required by applicable law or rules of any stock exchange or market on which the Company’s securities may then be listed. The Company’s Board of Directors has no current plan, understanding or arrangement to issue any of the additional shares of Common Stock.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder’s investment. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. The Common Stock has no preemptive rights to purchase additional shares.

The favorable vote of a majority of the outstanding shares of Common Stock and Series E Stock voting together as one class is required for approval of the Certificate Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CERTIFICATE AMENDMENT.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE 1998 OMNIBUS STOCK OPTION PLAN

The Company’s 1998 Omnibus Stock Option Plan (the “1998 Plan”) currently has shareholder approval for the issuance of options to purchase up to 4,100,000 shares of Common Stock. In May 2004, the Board amended the 1998 Plan (the “2004 Plan Amendment”), subject to stockholder approval, to increase the aggregate number of shares authorized for issuance upon exercise of options granted under the plan to 6,100,000 (as so amended, the “Amended 1998 Plan”). The 2004 Plan Amendment was designed to enhance the flexibility of the Compensation Committee of the Board to grant stock options to the Company’s directors, employees, independent contractors, scientific advisors and consultants, and to ensure that the Company can continue to grant stock options to such persons at levels determined to be appropriate by the Board.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the 2004 Plan Amendments will be required to obtain shareholder approval for the 2004 Plan Amendments. Set forth below is a summary of the 1998 Plan which is qualified in its entirety by the terms of the 1998 Plan. The 1998 Plan is set forth in full as Appendix C to this Proxy Statement and is incorporated herein by reference.

Description of the 1998 Plan

The purpose of the 1998 Plan is to assist the Company in attracting and retaining employees, advisors and consultants of outstanding ability, and to foster a community of interest of such employees, advisors, and consultants with those of the Company’s stockholders. The 1998 Plan is administered by a committee established by the Board of Directors (or the entire Board of Directors which may constitute such committee). For such purposes of this discussion of the 1998 Plan, such administrator shall be referred to as the “Committee.” The total number of options to be granted in any year under the 1998 Plan, the number and selection of persons to receive options, the number of options granted to each and the other terms and provisions of such options are wholly within the discretion of the Committee, subject to the limitations set forth in the 1998 Plan. Under the terms of the 1998 Plan, “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code and “non-qualified stock options” (“NSOs”) may be granted by the Committee to selected employees, directors, consultants, independent contractors and members of the Scientific Advisory Board, except that ISOs may be granted only to persons who are employees of the Company or any of its subsidiaries at the time the ISOs are granted. The 1998 Plan contains no limitation upon the number of shares which may be issued upon exercise of options, whether ISOs or NSOs, that may be granted to an individual employee, consultant, independent contractor or member of the Scientific Advisory Board over the term of the 1998 Plan; provided, however, that the aggregate fair market value (as of the date of grant) of shares of Company Common Stock subject to ISOs under the 1998 Plan and all other plans of the Company which become exercisable for the first time by any optionee during any calendar year shall not exceed $100,000.

Option Grants and Exercise

Under the 1998 Plan, after giving effect to the 2004 Plan Amendment, up to an aggregate of 6,100,000 shares of Company Common Stock may be issued (subject to adjustments in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications or like changes in the capital structure of the Company) and may be granted to employees, consultants, directors, independent contractors and members of the Scientific Advisory Board of the Company or any of its subsidiaries. Under the terms of the 1998 Plan, the exercise price of an ISO may not be less than 100% of the fair market value of shares of Company Common Stock subject thereto on the date of grant, except that, in the case of an ISO granted to an individual who, at the time such ISO is granted, owns shares of capital stock of the Company possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a “Ten-Percent Stockholder”), such exercise price may not be less than 110% of such fair market value. The exercise price of an NSO may not be less than 50% of the fair market value of a share of Company Common Stock on the date of grant, but in no event shall the exercise price be less than par value.

The exercise price of options granted under the 1998 Plan may be paid in cash or, at the discretion of the Committee, in shares of Company Common Stock previously owned by the optionee with a value equal to the total option exercise price, or in any combination thereof. Not less than ten shares may be purchased at any time upon the exercise of an option unless the number of shares so purchased constitutes the total number of shares issuable upon exercise of the option. During the lifetime of an optionee, an option may be exercised only by the optionee or such optionee’s guardian or legal representative. Generally, an option may not be transferred or assigned, except by will or the laws of descent and distribution.

Under the 1998 Plan, the option exercise price also may be paid in shares of Company Common Stock issuable upon exercise of options then exercisable by the optionee having a fair market value equal to the option exercise price on the date of exercise. This provision permits an optionee not only to use then-held shares of stock in a single exercise of stock options, but also to use the stock received upon the exercise of stock options to exercise additional stock options in a process known as “pyramiding.” Such pyramiding permits an optionee to effect a cashless exercise of all or a portion of his options then exercisable (no matter what the number) without surrendering any shares of stock or making any additional cash investment. An optionee who exercises options by pyramiding will own, after the exercise, a number of additional shares equal in value to the spread between the fair market value of a share of Company Common Stock on the date of exercise and the option exercise price multiplied by the number of options exercised.

Each ISO will be exercisable over a period, determined by the Committee in its discretion, not to exceed ten years from the date of grant, except that in the case of an ISO granted to a Ten-Percent Stockholder, the exercise period for an ISO may not exceed five years from the date of grant, as required by the Code. In the case of an NSO, the exercise period shall not exceed ten years from the date of grant. Subject to the terms of the 1998 Plan, stock options may be exercisable during the exercise period at such times, in such amount, in accordance with such terms and conditions of, and subject to such restrictions as are set forth in, the option agreement evidencing the grant of such stock options. The Committee may, in its discretion, accelerate the exercisability of any options granted under the 1998 Plan which would otherwise be unexercisable.

Adjustments

In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares of Company Common Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of optionees under the 1998 Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Company Common Stock which may thereafter be issued in connection with options, (ii) the number and kind of shares of Company Common Stock issued or issuable in respect of outstanding options, and (iii) the exercise price relating to any option; provided that, with respect to ISOs, such adjustment shall not constitute a “modification” under Section 424(h) of the Code.

In addition, in the event that a “Change in Control” occurs while any option remains outstanding under the 1998 Plan, all options granted that are outstanding as of the time of such change of control will become immediately exercisable in full, without regard to the time period that has elapsed from the date of grant or to the vesting provisions. Generally, a Change in Control will be deemed to occur upon the earlier of (i) any person or entity becoming the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities, (ii) a change in the composition of the Board of Directors of the Company during any period of not more than two consecutive years such that individuals who constitute the Board of Directors of the Company at the beginning of such period, including any new directors approved by a two-thirds vote of the continuing directors, cease for any reason to constitute at least a majority, (iii) the approval by the stockholders of the Company of a merger or consolidation of the Company with any other company whereby the combined voting power of the Company’s securities no longer represents at least 50% of the combined voting power of the surviving or parent entity outstanding after such merger (other than the Merger) or consolidation or (iv) the stockholders of the Company approve a plan of complete liquidation or an agreement for the sale of all or substantially all of the assets of the Company.

Termination of Eligibility

If an individual to whom options have been granted under the 1998 Plan ceases to be a director, employee, consultant, scientific advisor or independent contractor of the Company as the result of a termination without cause (other than due to death or disability), (A) any options held by such person that were exercisable on the date of such termination may be exercised by that person for the later of: (i) a period of one year following the date of such termination, or (ii) a period of one year from the date any option vests in the twelve month period following such termination, and (B) any options held by such person that were not exercisable on the date of such termination will continue to vest in accordance with their original vesting schedule for a period of 12 months following the date of termination, and any options that vest during such 12-month period may be exercised by that person for a period of one year following the date of such vesting.

If an individual to whom options have been granted under the 1998 Plan ceases to be a director, employee, consultant, scientific advisor or independent contractor of the Company as the result of a voluntary resignation (other than due to death or disability), (A) any options held by such person that were exercisable on the date of such resignation may be exercised by that person for the later of: (i) a period of one year following the date of such resignation, or (ii) a period of one year from the date any option vests in the twelve month period following such resignation, and (B) any options held by such person that were not exercisable on the date of such resignation will continue to vest in accordance with their original vesting schedule for a period of 12 months following the date of resignation, and any options that vest during such 12-month period may be exercised by that person for a period of one year following the date of such vesting, provided that the individual has been a director, employee, consultant, scientific advisor or independent contractor of the Company for at least three years and has signed a non-compete agreement with the Company (such agreement to include biotechnology companies, academic and/or research organizations encompassing biotechnology, and venture capital companies in the biotechnology sector).

If any recipient of an option under the 1998 Plan dies within the one year period following termination of employment or other relationship, such optionee’s designated or legally determined beneficiary (the “Beneficiary”) may exercise such optionee’s options, to the extent exercisable or vested at the time of death, for a period not to exceed one year after such date, but in no event later than expiration of such option’s term. If any recipient of an option ceases employment or other relationship with the Company and its subsidiaries due to death or disability, such optionee’s options (whether or not otherwise exercisable at the time of such optionee’s termination of employment or other relationship due to death or disability) shall become fully exercisable by such optionee, or by the Beneficiary, for a period not to exceed one year after the optionee’s death or termination of employment or other relationship due to death or disability, but in no event later than the expiration date of such option. Shares of the Company’s Common Stock issuable upon exercise of options granted under the 1998 Plan that have expired or been surrendered or terminated will be returned to the 1998 Plan and become available for issuance upon exercise of future options granted under the 1998 Plan.

Termination of Plan

The 1998 Plan will terminate by its terms on April 23, 2008, except with respect to options outstanding on such date. The Company’s Board of Directors may sooner terminate or amend the 1998 Plan at any time, subject to its terms; provided, that the Board of Directors may seek stockholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which Company Common Stock is listed or other applicable law or regulation.

Options Outstanding, Exercisable and Available for Future Grant Under the 1998 Plan

As of April 15, 2004, options to purchase approximately 3,386,000 shares were outstanding under the 1998 Plan, of which options to purchase approximately 2,790,000 shares were exercisable. The exercise prices for the outstanding options ranged from $1.00 to $6.38 per share. At April 15, 2004, options to purchase approximately 495,000 shares (plus any options that expire or are canceled in the future) were available for future grant, exclusive of the additional shares covered by the 2004 Plan Amendment. As of such date, four non-employee directors and eleven employees were eligible to participate in the 1998 Plan.

Federal Income Tax Consequences of the 1998 Plan

The following summary is intended only as a general summary of the United States Federal income tax consequences under current law with respect to participation in the 1998 Plan, and does not attempt to describe all possible Federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

ISOs—ISOs granted under the 1998 Plan are each intended to qualify for taxation as an “incentive stock option” within the meaning of Section 422 of the Code.

Grant—Upon the grant of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction with respect to such grant.

Exercise—Upon the timely exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction with respect to such exercise. (The timely exercise of an ISO may, however, affect the optionee’s liability under the alternative minimum tax.) The exercise of an ISO by an optionee will be timely if made while the optionee is employed by the Company or within three months after the cessation of such employment. If the exercise of an ISO is not timely, the ISO will be taxed according to the rules for NSOs. An optionee’s aggregate basis for shares acquired upon exercise of an ISO will be equal to the exercise price paid for such shares. The holding period for the shares will begin on the day following the date of exercise and, accordingly, will not include the period during which the ISO was held.

Sale—If an optionee makes a disposition of shares acquired pursuant to an ISO, and such shares were held for more than two years from the date of the grant of such ISO and one year from the date of exercise of such ISO then any gain or loss realized upon such disposition will be treated as long-term capital gain or loss, currently taxable at a maximum federal rate of 20%. Under such circumstances, the Company will not be entitled to a deduction with respect to such disposition.

If, however, the optionee makes a disposition of shares acquired pursuant to an ISO within either two years from the date of the grant of such ISO or one year from the date of exercise of such ISO (other than a mere pledge or hypothecation of the shares or a transfer by reason of death, bequest or inheritance) (“disqualifying disposition”), then the optionee will generally be required to recognize (i) as ordinary income, an amount equal to the excess over the exercise price of the option of the fair market value of the shares on the exercise date and (ii) as capital gain, an amount equal to the excess, if any, of the amount realized on the disqualifying disposition over the fair market value of the shares on the exercise date. However, in the case where the disqualifying disposition is a sale or exchange, the amount that the optionee will be required to recognize as ordinary income may not exceed the excess of the amount realized on such sale or exchange over the exercise price. In the case of such a disqualifying disposition, the Company will be entitled to a deduction equal to the amount recognized by the optionee as ordinary income. Any loss recognized upon a disqualifying disposition will generally be a capital loss, and will be long-term capital loss if the holding period for the disposed shares is more than one year.

The option exercise price of options granted under the 1998 Plan may be paid by the transfer to the Company of shares of Company Common Stock with a fair market value equal to the aggregate exercise price of the option. If the optionee transfers to the Company shares of Company Common Stock issued upon exercise of an ISO before both the one and two-year holding periods have expired, the transfer will be treated as a disqualifying disposition of such shares with the tax consequences described above. If the shares so transferred were not issued upon exercise of an ISO or, if they are such shares and both the one and two-year periods have expired, such transfer to the Company will not be a taxable event.

NSOs—Any other option granted under the 1998 Plan will qualify for taxation as a NSO.

Grant—Upon the grant of a NSO, an optionee will not recognize any income and the Company will not be entitled to a deduction with respect to such grant.

Exercise—Except as described below, upon the exercise of a NSO the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price. The Company will be entitled to a deduction corresponding to the amount recognized as ordinary income by the optionee. If, however, the shares acquired are subject to a “substantial risk of forfeiture” under Section 83 of the Code, the optionee will not recognize ordinary income until the lapse of such risk (unless the optionee makes an election under Section 83(b) of the Code to recognize ordinary income at the time of exercise).

Under the short-swing profit rules of the Exchange Act, the purchase of shares upon exercise of a NSO by an “insider” (e.g. an officer or director of the Company) will not be deemed a purchase triggering a six-month period of short-swing liability. The short-swing rules will not subject the acquired shares to a substantial risk of forfeiture under Section 83 of the Code unless the shares are disposed of during the six-month period following the date of the grant of the NSO. If an insider exercises a NSO after such period, the insider will recognize ordinary income as of the exercise date. If an insider exercises a NSO during such period, taxation will ordinarily be deferred until the date six months after the grant date, unless the insider makes an election under Section 83(b) of the Code to recognize ordinary income at the time of exercise.

The aggregate basis for shares acquired upon exercise of a NSO will be equal to the fair market value of such shares on the date that governs the determination of the optionee’s ordinary income. The holding period for such shares will commence on such date and, accordingly, will not include the period during which the NSO was held.

Sale—In the event of a sale of shares received upon exercise of a NSO, any gain or loss after the date on which taxable compensation is recognized by the optionee in respect of the option exercise will generally be a capital gain or loss, assuming the shares are held as capital assets. The capital gain or loss will be a long-term capital gain (currently taxable at a maximum federal rate of 20%) or loss if the shares were held for more than one year after the date on which taxable compensation was recognized by the optionee in respect of the option exercise.

The favorable vote of the holders of a majority of the shares of Common Stock and Series E Stock voting together as one class present in person or by proxy at the meeting is required to approve the 2004 plan amendment.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2004 PLAN AMENDMENT.

GENERAL AND OTHER MATTERS

The Board knows of no matter, other than as referred to in this proxy statement, which will be presented at the Meeting. However, if other matters properly come before the Meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, independent auditors, audited the financial statements of the Company for the year ended December 31, 2003. Representatives of PricewaterhouseCoopers LLP are expected to attend the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Holders”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the Forms 3,4 and 5 (and any amendments thereto) furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during fiscal 2003 its directors, officers and 10% Holders complied with all substantive filing requirements under Section 16(a) of the Exchange Act except that Robert L. Gipson, Thomas O. Boucher, Jr., I&S and ISVP each a 10% Holder, do not appear to have timely filed a Form 4 with respect to the 10% Convertible Senior Secured Promissory Notes in the principal amount of $207,167 issued to ISVP in connection with a June 2003 interest payment due to ISVP.

AVAILABLE INFORMATION

THE COMPANY WILL PROVIDE, WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2003 (INCLUDING THE FINANCIAL STATEMENTS, BUT EXCLUDING EXHIBITS), AS FILED WITH THE SEC. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

STOCKHOLDER COMMUNICATIONS

Stockholders wishing to communicate with the Company’s Board as a whole or with certain directors, including committee chairpersons or the Chairman of the Board, individually, may do so by writing the Corporate Secretary at the Company’s headquarters at 20 Newbury Street, 5th Floor, Boston, Massachusetts 02116. Each stockholder communication should include an indication of the submitting stockholder’s status as a stockholder of the Company and eligibility to submit such communication. Each such communication will be received for handling by the Corporate Secretary who will maintain originals of each communication received and provide copies to (i) the Chairman and (ii) any other appropriate committee(s) or director(s) based on the desire of the communicating stockholder and content of the subject communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. The Corporate Secretary also will coordinate with the Chairman to facilitate a response, if it is believed that a response is appropriate or necessary, to each communication received. The Board reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purposes of the policy.

STOCKHOLDER PROPOSALS—2005 ANNUAL MEETING

Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2005 must be received by February     , 2005 in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that Meeting. Stockholder proposals should be directed to the Corporate Secretary, at the address of the Company set forth on the first page of this proxy statement. The Company’s By-Laws provide that notice of a nomination by a stockholder with respect to the election of Directors at the 2005 annual meeting of stockholders must contain the information specified in the By-Laws and must be received by the Company’s Corporate Secretary not later than 60 days prior to the anniversary date of the Meeting nor earlier than 90 days prior to the anniversary date of the Meeting.

By Order of the Board of Directors,

Joseph P. Hernon

Secretary

June 29, 2004

APPENDIX A

BOSTON LIFE SCIENCES, INC.

Amended and Restated

Audit Committee Charter

Approved by the Board of Directors

March 9, 2004

I.    Purpose

The Board of Directors (the “Board”) of Boston Life Sciences, Inc. (the “Company”), has established the Audit Committee comprised of Independent Members of the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the qualifications, independence and performance of the independent auditors, and (3) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report describing its activities required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

II.    Composition and Meetings

The Board shall appoint the members and chair of the Audit Committee. The Committee shall be comprised of at least three members. Members of the Committee shall each satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 (the “Act”) and The NASDAQ Stock Market, Inc. (“NASDAQ”) as such requirements are interpreted by the Board in its business judgment, and shall be versed in reading and understanding financial statements. At least one member shall be designated by the Board as an “audit committee financial expert” as defined by the Commission. The Audit Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate. It shall meet separately with management and the independent auditor to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or the independent auditor to attend a meeting of the Audit Committee.

III.    Committee Authority and Responsibilities

The Audit Committee shall have the authority and responsibility for the appointment, compensation and oversight of the Company’s independent auditor including resolution of disagreements between the independent auditor and management regarding financial reporting. The independent auditor shall report directly to the Audit Committee.

The Audit Committee has the authority, to the extent it deems necessary and appropriate, to engage independent counsel and other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor, independent counsel and to any other advisors employed by the Audit Committee.

The Audit Committee has the authority and responsibility to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission of concerns by employees.

The Audit Committee shall maintain minutes of its meetings and make regular reports to the Board. At least annually, the Committee shall review and assess its performance and the adequacy of this charter and, if appropriate, propose changes for Board approval.

The Audit Committee may form and delegate authority to subcommittees when appropriate.

In carrying out its oversight responsibilities, the Audit Committee shall perform the following functions described in Sections A through C below:

A.    Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and, to the extent deemed necessary by any Committee member, discuss with management and/or the independent auditor the Company’s quarterly financial statements including disclosures made in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and the results of the independent auditor’s review of the quarterly financial statements prior to the filing of its Form 10-Q.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4. Review and discuss all reports from the independent auditor regarding accounting policies and practices, alternative accounting principles and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any material disagreements with management.

8. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a role in the Company’s internal controls.

B.    Oversight of the Company’s Relationship with the Independent Auditor

1. Annually evaluate, determine the selection of, and if necessary, determine the replacement of or rotation of, the independent auditor.

2. Pre-approve (including fees and terms thereof) all auditing services and all permitted non-audit services by the independent auditor.

3. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

4. Receive formal written statements, at least annually, from the independent auditor regarding the auditor’s independence, including a delineation of all relationships between the auditor and the Company; discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, addressing at least the matters set forth in Independence Standards Board Standard No. 1; and, if determined necessary by the Committee, take appropriate action to satisfy itself of the independence of the auditor.

5. Confirm that the independent auditor meets the peer review requirements set forth in the applicable NASDAQ rules.

6. At least annually, receive a report, orally or in writing, from the independent auditor detailing the firm’s internal quality control procedures and any material issues raised by independent auditor’s internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

7. Review and approve the hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

C.    Compliance Oversight Responsibilities

1. Review matters related to the corporate compliance activities of the Company including the Company’s Code of Business Conduct and Ethics.

2. Review the use of auditors other than the independent auditor in cases such as management’s request for second opinions.

3. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

4. Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

5. Review with management the policies and procedures with respect to officer’s expense accounts and prerequisites, and, to the extent necessary or appropriate, any officer related expenditures.

6. Review and approve all related party transactions (as defined under the applicable NASDAQ rules).

7. Review and discuss with management earnings press releases before they are released and, if applicable, other financial information provided to any analysts or rating agencies.

IV.    Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles and applicable rules and regulations.

Management is responsible for the Company’s reporting processes, including the Company’s system of internal control and preparation of the Company’s financial statements in accordance with generally accepted accounting principles. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

The Company’s independent auditor is responsible for auditing and reporting on the Company’s financial statements.

APPENDIX B

FORM OF

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BOSTON LIFE SCIENCES, INC.

Pursuant to Section 242 of the

Delaware General Corporation Law

BOSTON LIFE SCIENCES, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. The Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on March 29, 1996 and amendments thereto were subsequently duly filed and recorded (the Amended and Restated Certificate of Incorporation together with such amendments shall be hereinafter referred to as the “Certificate”).

2. That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment (the “Amendment”) to the Certificate:

RESOLVED, that the Board of Directors hereby approves and recommends to the Company’s stockholders that the first sentence of Article FOURTH of the Certificate be, and it hereby is, subject to stockholder approval at the 2004 Annual Meeting of Stockholders of the Corporation, amended and restated in its entirety to read as follows:

“FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 81,000,000 to be divided into (a) 80,000,000 shares of Common Stock, par value $.01 per share, (b) 1,000,000 shares of Preferred Stock, par value $.01 per share, of which 25,000 are designated Series A Preferred Stock, 500,000 are designated Series D Preferred Stock, and 800 are designated Series Preferred Stock, with the powers, preferences and other rights as described in the Certificate of Designations related thereto.”

FURTHER RESOLVED, that all other provisions of the Certificate, as heretofore amended, and all exhibits, attachments and certificates to the Certificate shall remain unchanged and in full force and effect.

3. That thereafter a majority of the holders of the stock of the Corporation entitled to vote thereon voted in favor of the Amendment at a meeting of the stockholders duly held on July 30, 2004.

4. That the foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, said Boston Life Sciences, Inc. has caused this Certificate to be executed by its duly authorized officers this              day of                                     , 2004.

BOSTON LIFE SCIENCES, INC.

By:    /s/    Marc E. Lanser

Name: Marc E. Lanser

Title: President

B-1

APPENDIX C

BOSTON LIFE SCIENCES, INC. 1998

OMNIBUS STOCK OPTION PLAN

1.    Purpose; Types of Options; Construction.

The purpose of the Boston Life Sciences, Inc. 1998 Omnibus Stock Option Plan is to afford an incentive to selected employees, consultants, independent contractors, directors and Scientific Advisors of Boston Life Sciences, Inc. (the “Company”), or any Subsidiary which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees, independent contractors, consultants, directors or Scientific Advisors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The Plan provides for grants of stock options (including “incentive stock options” and “nonqualified stock options”).

2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

(e) “Company” means Boston Life Sciences, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(g) “Fair Market Value” per share of Stock as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange or National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange or system, or (ii) if the shares of Stock are not then traded on any such exchange or system, the average of the closing bid and asked prices for the shares of Stock quoted on NASDAQ for the last preceding date on which a sale of Stock was reported, or (iii) if the shares of Stock are not then traded on an exchange or system or quoted on NASDAQ, such value as the Committee, in its sole discretion, shall determine.

(h) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(i) “NSO” means any Option that is designated as a nonqualified stock option or that does not meet the requirements to be an ISO.

(j) “Option” means a right, granted to a Optionee under Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NSO, provided that ISO’s may not be granted to independent contractors or Scientific Advisors.

(k) “Option Agreement” means any written agreement, contract, or other instrument or document evidencing the grant of an Option.

(l) “Optionee” means a person who, as an employee, Scientific Advisor, director, consultant or independent contractor of the Company or a Subsidiary has been granted an Option under the Plan.

(m) “Plan” means this Boston Life Sciences, Inc. 1998 Omnibus Stock Option Plan, as amended from time to time.

(n) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(o) “Scientific Advisor” means any member of the Scientific Advisory Board who neither (i) is an employee of the Company, nor (ii) receives compensation from the Company pursuant to a research, sponsored research or similar agreement with the Company (other than a Scientific Advisory and Consulting Agreement entered into generally by the Company and members of the Scientific Advisory Board which may provide for compensation for each meeting of the Scientific Advisory Board which the Scientific Advisor attends and for the reimbursement of certain expenses), nor (iii) is the discoverer of, or a principal investigator or researcher with respect to, any technology subject to the Company’s research and development programs as determined by the Committee in its sole discretion.

(p) “Scientific Advisory Board” means the Board of Scientific Advisors of the Company.

(q) “Stock” means shares of the common stock, par value $.01 per share, of the Company.

(r) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(s) “Ten Percent Stockholder” shall mean a prospective optionee of the Company who, at the time an ISO is to be granted to such optionee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

3.    Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the persons to whom and the time or times at which Options shall be granted; to determine the type and number of Options to be granted, the number of shares of Stock to which an Option may relate and the terms and conditions relating to any Option; and to determine whether, to what extent, and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Option Agreement; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.    Eligibility.

Options may be granted to selected employees, Scientific Advisors, directors, consultants and independent contractors of the Company and its present or future Subsidiaries, in the discretion of the Committee.

5.    Stock Subject to the Plan.

The maximum number of shares of Stock that may be issued under the Plan shall be 6,100,000.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issuable in respect of outstanding Options, and (iii) the exercise price relating to any Option; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

6.    Specific Terms of Options.

(a) General.    The Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Options.    The Committee is authorized to grant Options to Optionees on the following terms and conditions:

(i) Type of Option.    The Option Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NSO.

(ii) Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, in the case of an ISO, except as set forth in Section 6(c)(ii), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and, in the case of an NSO, such exercise price shall be not less than 50% of the Fair Market Value of a share on the date of grant of such Option, but in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or, at the discretion of the Committee, by an exchange of Stock previously owned by the Optionee, or a combination of both, in an amount having a combined value equal to such exercise price. An Optionee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. (S)220 or any successor thereof.

(iii) Term and Exercisability of Options.    Except as set forth in Section 6(c)(ii) hereof, the term of each Option shall be up to ten (10) years from the date of grant of such Option. The date on which the Committee adopts a resolution expressly granting an Option, or such other date as is set forth in such resolution, shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period, at such times and upon such conditions as the Committee may determine, as reflected in the Option Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent; provided that, no Option may be exercised for fewer than 10 shares of Stock unless the number of shares with respect to which the Option is exercised constitutes the total number of shares as to which the Option is then exercisable.

(iv) Termination of Employment or Other Relationship.

(a) If an Optionee ceases to be an employee, independent contractor, consultant, Scientific Advisor or director of the Company as the result of a termination without cause (other than due to death or disability), his options will continue to vest for a period of one year pursuant to the vesting schedule established at the time the Option was granted and (A) any Options held by such Optionee that were exercisable on the date of such termination may be exercised by the Optionee until the later of: (i) one year following the date of such termination, or, (ii) one year from the date any Option vests in the twelve month period following such termination and (B) any Options held by such Optionee that vested during the 12 months following the date of termination may be exercised by the Optionee for a period of one year following the date of such vesting.

(b) If an Optionee ceases to be an employee, consultant, independent contractor, Scientific Advisor or director of the Company as the result of a voluntary resignation (other than due to death or disability), his options will continue to vest for a period of one year pursuant to the vesting schedule established at the time the Option was granted and provided that the Optionee has been an employee, consultant, independent contractor, Scientific Advisor or director of the Company for at least three years and has signed a non-compete agreement with the Company (such agreement to include biotechnology companies, academic and/or research organizations encompassing biotechnology, and venture capital companies in the biotechnology sector), and (A) any Options held by such Optionee that were exercisable on the date of such resignation may be exercised by the Optionee until the later of: i) one year following the date of such resignation, or, ii) one year from the date any Option vests in the twelve month period following such resignation and (B) any Options held by such Optionee that vested during the 12 months following the date of resignation may be exercised by the Optionee for a period of one year following the date of such vesting provided, that, if the Optionee dies within such one-year period following termination of employment or other relationship, the Option (to the extent exercisable at the time of death) shall be exercisable by the Optionee’s Beneficiary for a period of one (1) year following the Optionee’s death (but in no event after the expiration date of the Option), and shall thereafter terminate.

(v) Death or Disability.    If the Optionee’s employment or other relationship with the Company is terminated because of death or disability, the Optionee (or, where applicable, the Beneficiary) will be entitled to exercise the Option with respect to the total number of shares of Stock subject to such Option and without regard to the extent to which such Option was exercisable at the time of the termination of employment or other relationship due to death or disability for a period of one (1) year following the Optionee’s death or termination of employment or other relationship due to death or disability (but in no event after the expiration date of the Option), and the Option shall thereafter terminate.

(vi) Other Provisions.    Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

(vii) Incentive Stock Options.    Options granted as ISOs shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.

(i) Value of Shares.    The aggregate Fair Market Value (determined as of the date the ISO is granted) of the shares of Stock with respect to which ISOs granted under this Plan and all other plans of the Company become exercisable for the first time by each Optionee during any calendar year shall not exceed $100,000.

(ii) Ten Percent Stockholder.    In the case of an ISO granted to a Ten Percent Stockholder, (x) the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such ISO, and (y) the exercise period shall not exceed five (5) years from the date of grant of such ISO.

7.    General Provisions.

(a) Compliance with Local and Exchange Requirements.    The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan and any Option Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

(b) Nontransferability.    Options shall not be transferable by an Optionee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of an Optionee only by such Optionee or his guardian or legal representative.

(c) No Right to Continued Employment, etc.    Nothing in the Plan or in any Option granted or any Option Agreement or other agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of or to continue as an independent contractor or Scientific Advisor of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Optionee’s employment, independent contractor or Scientific Advisor relationship.

(d) Taxes.    The Company or any Subsidiary is authorized to withhold from any distribution of Stock, or any other payment to a Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Optionee’s tax obligations.

(e) Amendment and Termination of the Plan.    The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, the Company will seek stockholder approval if the Board of Directors determines that it is necessary or desirable in order to comply with the Code, federal or state securities law or any other applicable rules or regulations in which case such amendment shall not be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee’s consent, under any Option theretofore granted under the Plan.

(f) Change in Control.    Notwithstanding any other provision of the Plan to the contrary, if, while any Options remain outstanding under the Plan, a “Change in Control” of the Company (as defined in this Section 7(f)) shall occur, all Options granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the date of grant.

For purposes of this Section 7(f), a Change in Control of the Company shall occur upon the happening of the earliest to occur of the following:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock (each an “excluded person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph (f)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than approval given in connection with an actual or threatened proxy or election contest), cease for any reason to constitute at least a majority of the Board;

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquired 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(g) No Rights to Options; No Stockholder Rights.    No Optionee shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically in the applicable Option Agreement, an Optionee or Beneficiary shall have no rights as a stockholder with respect to any shares covered by the Option until the date of exercise of the Option.

(h) No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(j) Term of the Plan.    The Plan shall terminate on April 23, 2008, except with respect to Options outstanding on such date and no Option may be granted thereafter.

BOSTON LIFE SCIENCES, INC.

This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 and 3.

For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Election of Directors, (except as specified below)

1.	01) Robert L. Gipson

02)    Robert Langer, Sc.D.

03)    Marc E. Lanser, M.D.

04)    Michael J. Mullen, CPA

05)    John T. Preston

Vote On Proposals

2.	To approve an amendment to increase to 80,000,000 the number of shares of common stock authorized for issuance under the Company’s Amended and Restated Certificate of Incorporation, an increase of 20,000,000 shares.

☐  For    ☐  Against    ☐  Abstain

3.	To approve an amendment to the Company’s 1998 Omnibus Stock Option Plan to increase to 6,100,000 the number of shares issuable upon the exercise of options granted thereunder, an increase of 2,000,000 shares over the number of shares approved for issuance thereunder at the last Annual Meeting of Stockholders.

☐  For    ☐  Against    ☐  Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING,

PROXY STATEMENT AND ANNUAL REPORT OF BOSTON LIFE SCIENCES, INC.

Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer or officer (s) and affix the corporate seal.

Signature (PLEASE SIGN WITHIN BOX) Date

Signature (Joint Owners)                              Date

PROXY

BOSTON LIFE SCIENCE, INC.

THE PROXY IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Marc E. Lanser, M.D. and Joseph P. Hernon, and each of them, with full power of substitution in each, proxies to appear and vote all common stock and Series E Cumulative Convertible Preferred Stock of the undersigned in Boston Life Sciences, Inc. (the “Company”) at the Annual Meeting of Stockholders to be held on July 30, 2004, and at all postponements and adjournments thereof, upon the matters described on the reverse side, hereby revoking any proxy heretofore executed by the undersigned to vote (i) as specified by the undersigned on the reverse side and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting.

Shareholders of record at the close of business on June 14, 2004 are entitled to notice of and to vote at the meeting. Directors will be elected by a plurality of the votes cast by holders of common stock and Series E Cumulative Convertible Preferred Stock voting together as one class. The favorable vote of a majority of the outstanding shares of common stock and Series E Cumulative Convertible Preferred Stock voting together as one class is required to approve Proposal 2. The affirmative vote of holders of a majority of the shares of common stock and Series E Cumulative Convertible Preferred Stock voting together as one class present in person or by proxy at the meeting and entitled-to vote is required to approve Proposal 3.

The Board of Directors recommends that you vote for the election of nominees for director and in favor of Proposals 2 and 3.

Your vote is important. Please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the annual meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. You may also complete your proxy by telephone by calling the toll free number listed on your Voter Instruction form or via the Internet at www.proxyvote.com.

By Order of the Board of Directors,

Joseph P. Hernon

Secretary

June 29, 2004

Boston, Massachusetts